Exhibit 10.3

THE J. JILL GROUP, INC.

2006 LEADERSHIP INCENTIVE PLAN

THE J. JILL GROUP, INC. 2006 LEADERSHIP INCENTIVE PLAN

1.             Introduction

This is the official document for The J. Jill Group, Inc. 2006 Leadership Incentive Plan (the “Plan”), which contains the exclusive and complete description of the terms of this Plan.

The Plan rewards individual achievement of results toward objectives established by The J. Jill Group, Inc. for the Plan Year.  The amount of the incentive pay earned depends on the financial performance of The J. Jill Group, Inc. and the performance of the individual participant.

2.             Purpose of the Plan

The purpose of the Plan is to align the goals of The J. Jill Group, Inc. and its executive officers to better drive financial performance.

3.             Defined Terms

A.            Active Employment means the Eligible Executive is on the active payroll of the Company and has not experienced a voluntary or involuntary termination of employment from the Company, including discharge for any reason, resignation, layoff, death, Retirement or Disability.

B.            Base Salary means the Eligible Executive’s base wages earned for the Plan Year, excluding bonuses and any other additional compensation.  Base Salary during certain periods of employment may be excluded, as set forth under Section 5.

C.            Board means the Board of Directors of The J. Jill Group, Inc.

D.            Company means The J. Jill Group, Inc. and its Subsidiaries.

E.             Disabled or Disability means the Eligible Executive has met the conditions to receive a benefit under either a long-term or short-term disability insurance program or equivalent program maintained by the Company.

F.             Eligible Executive means the CEO, any Executive Vice President and any Senior Vice President that is an executive officer of The J. Jill Group, Inc.

G.            Individual Performance Component means a number between 0.10 and -0.10 based on an individual performance assessment of the Eligible Executive for the Plan Year.  The Compensation Committee will conduct the performance assessment of the CEO.  The CEO (or the Compensation Committee in the CEO’s absence) will conduct a performance assessment of each other Eligible Executive, which shall be subject to Compensation Committee approval.

H.            LIP Award means the amount of the bonus payment calculated under Section 6 of this Plan.

I.              Maximum Award for any Eligible Executive means the percentage of the Eligible Executive’s Base Salary corresponding to Maximum Performance as set forth in Appendix A.

J.             Maximum EPS means the pro forma earnings per share amount for the Company for the Plan Year established by the Compensation Committee for purposes of the Plan, calculated in the same fashion as Pre-Bonus EPS, that must be achieved for the LIP Awards to be Maximum Awards, disregarding any adjustment in respect of Individual Performance Components.

K.            MIP Awards means the amount of bonus payments, if any, under The J. Jill Group, Inc. 2006 Management Incentive Plan.

L.             Payment Date means the date the LIP Awards are paid.  The Payment Date shall not be later than the last business day of the first quarter of The J. Jill Group, Inc.’s fiscal year immediately following the end of the Plan Year.

M.           Plan means The J. Jill Group, Inc. 2006 Leadership Incentive Plan, as set forth herein and as amended from time to time.

N.            Plan Year means the period commencing January 1, 2006 and ending December 30, 2006.

O.            Pre-Bonus EPS means the Company’s pro forma earnings per share for the Plan Year before the payment of any LIP Awards and the portion of any MIP Awards based on Company performance and excluding any extraordinary non-recurring expenses.

P.             Retirement means a voluntary termination of employment by an Eligible Executive who is age 55 or older and who has at least 10 years of service with the Company.

Q.            Subsidiary means any corporation of which more than 50% of the outstanding equity interests are owned or controlled by the Company, and any other entity that the Board, in its sole discretion, deems to be a Subsidiary.

R.            Target Award for any Eligible Executive means the percentage of the Eligible Executive’s Base Salary corresponding to Target Performance as set forth in Appendix A.

S.             Target EPS means the pro forma earnings per share amount for the Company for the Plan Year established by the Compensation Committee for purposes of the Plan, calculated in the same fashion as Pre-Bonus EPS, that must be achieved for the LIP Awards to be equal to the Target Awards, disregarding any adjustment in respect of Individual Performance Components.

T.            Threshold Award for any Eligible Executive means the percentage of the Eligible Executive’s Base Salary corresponding to Threshold Performance as set forth in Appendix A.

U.            Threshold EPS means the pro forma earnings per share amount for the Company for the Plan Year established by the Compensation Committee for purposes of the Plan, calculated in the same fashion as Pre-Bonus EPS, that must be achieved for the LIP Awards to be equal to the Threshold Awards, disregarding any adjustment in respect of Individual Performance Components.

4.             Effective Date and Termination Date

The Plan is effective only with respect to the 2006 fiscal year of The J. Jill Group, Inc.

5.             Eligibility and Participation

To be eligible for a LIP Award, an Eligible Executive must (i) be in Active Employment during the Plan Year; (ii) remain in Active Employment through the Payment Date (except as provided below); (iii) not already be guaranteed a bonus from the Company under any other bonus pay arrangement; and (iv) not be in performance counseling at any time during the Plan Year.  The following paragraphs address changes in status that occur after the first day of the Plan Year.

A.            New Hires.  An individual hired as an Eligible Executive after the beginning of the Plan Year but before July 1 of the Plan Year shall be deemed to be in Active Employment during the Plan Year, but any LIP Award for such Eligible Executive shall be calculated using only the Base Salary he or she earns while he or she is an Eligible Executive during the Plan Year, unless otherwise provided through any separate agreement between the Company and the Eligible Executive.  An individual hired after July 1 of the Plan Year shall not be eligible to participate in the Plan.

B.            Promotions.  An employee may not become an Eligible Executive on account of a promotion after the first day of the Plan Year.

C.            Changes in Status.  Except as set forth in paragraphs D, E or F below, if an individual ceases to be an Eligible Executive before the end of the Plan Year, he or she shall not be eligible for a LIP Award under the Plan.  However, such individual may be eligible to receive service and/or pay credit toward a bonus under a separate Company bonus program, to the extent permitted under such program.

D.            Terminations.  If an Eligible Executive Retires, dies or becomes Disabled before the Payment Date, any LIP Award for such Eligible Executive shall be calculated using only the Base Salary earned while he or she was in Active Employment as an Eligible Executive during the Plan Year; provided however that if an Eligible Executive is Disabled on the Payment Date, he or she must return to Active Employment on or before the last day of the Company’s fiscal year in which the Payment Date occurs in order to receive a LIP Award.  Because one of the objectives of the Plan is to encourage continuity of service, in all other cases of termination before the Payment Date, an Eligible Executive shall have no right to any LIP Award.

E.             Leaves of Absence.  If an Eligible Executive takes a leave of absence during the Plan Year, any LIP Award for such Eligible Executive shall be calculated using only the Base Salary he or she earned while an Eligible Executive in Active Employment during the Plan Year; provided however that if an Eligible Executive is on a leave of absence on the Payment Date, he or she must return to Active Employment on or before the last day of the Company’s fiscal year in which the Payment Date occurs in order to receive a LIP Award.

F.             Other.  The Compensation Committee in its discretion may provide for an individual to receive a LIP Award despite such individual’s having ceased to be an Eligible Executive before the end of the Plan Year.

6.             LIP Awards

The amount of LIP Awards, if any, will be determined based on the performance of the Company and the Eligible Executive.  The LIP Award amount is calculated as follows:

Step 1.            Determine Pre-Bonus EPS.

a.             If Pre-Bonus EPS is less than Threshold EPS, no LIP Awards shall be paid.

b.             If Pre-Bonus EPS is greater than or equal to Threshold EPS, proceed to Step 2.

Step 2.                    Calculate the LIP Award for each Eligible Executive.

a.             If Pre-Bonus EPS is greater than or equal to Threshold EPS but less than Target EPS, the Eligible Executive’s LIP Award shall be an amount calculated according to the following formula:

[A + (B – A)(C – D)/(E – D)](1 + F)

Where:

A = Eligible Executive’s Threshold Award

B = Eligible Executive’s Target Award

C = Pre-Bonus EPS

D = Threshold EPS

E = Target EPS

F = Eligible Executive’s Individual Performance Component

b.             If Pre-Bonus EPS is greater than or equal to Target EPS but less than Maximum EPS, the Eligible Executive’s LIP Award shall be an amount calculated according to the following formula:

[B + (G – B)(C – E)/(H – E)](1 + F)

Where:

B = Eligible Executive’s Target Award

C = Pre-Bonus EPS

E = Target EPS

F = Eligible Executive’s Individual Performance Component

G = Eligible Executive’s Maximum Award

H = Maximum EPS

provided, however, that in no event may the LIP Award for any Eligible Executive exceed his or her Maximum Award.

c.             If Pre-Bonus EPS is greater than or equal to Maximum EPS, the Eligible Executive’s LIP Award shall be an amount calculated according to the following formula:

G(1 + I)

Where:

G = Eligible Executive’s Maximum Award

I = Eligible Executive’s Individual Performance Component if negative, otherwise 0.

7.             Additional Bonus

Nothing herein shall be deemed to limit the ability of the Board or the Compensation Committee to award additional compensation, in the form of a bonus or otherwise, to any Eligible Executive.

8.             Tax Withholding

The Company will deduct from all payments any and all applicable taxes (e.g., federal, state, local or other taxes of any kind) required by law to be withheld from such payment.

9.             Employment Rights

Neither this document nor the existence of the Plan is intended to, nor do they imply, any promise of continued employment by the Company.  Employment may be terminated with or without notice, at any time, for any reason, at the option of the Company or the Eligible Executive.

10.          Unfunded Status

The Plan is unfunded.  An Eligible Executive’s right to receive incentive payments under the Plan is an unsecured claim against the general assets of the Company.  Although the Company may establish a bookkeeping reserve to meet its obligations, any rights acquired by any Eligible Executive are no greater than the right of any unsecured general creditor of the Company.

The Company is not required to segregate any assets for incentive payments, and neither the Company, the Board, nor the Plan Administrator is deemed to be a trustee as to any incentive payment under this Plan.  Any liability of the Company to any Eligible Executive under this Plan is based solely upon any contractual obligations that may be created by this Plan.  No provision of the Plan, under any circumstances, gives any Eligible Executive or other person any interest in any particular property or assets of the Company.  No incentive payment is deemed to be secured by any pledge of, or other encumbrance or security interest in, any property of the Company.  Neither the Company, the Board, nor the Plan Administrator is required to give any security or bond for the performance of any obligation that may be created under this Plan.

11.          No Limit on Capital Structure Changes

The establishment and operation of this Plan will not limit the ability of the Company to reclassify, recapitalize, or otherwise change its capital or debt structure; to merge, consolidate, convey any or all of its assets; dissolve, liquidate, windup, or otherwise reorganize; to pay dividends or make other distributions to stockholders; to repurchase stock or to issue stock; or to take any action in respect of its manufacturing, marketing, distribution, merchandising, operations, management or any other aspect of its business.

Notwithstanding the above, the Plan Administrator may, in its discretion, adjust the manner in which the performance measures are calculated at any time or from time to time to take into account changes in the Company’s business that the Plan Administrator believes affect the relationship between the Company’s performance and such value.

12.          Plan Administration

The Plan is administered by the Compensation Committee of the Board (the “Plan Administrator”).  The Plan Administrator may delegate its authority to such other person or persons as the Plan Administrator designates from time to time.  In administering the Plan, the Plan Administrator may, at its option, employ compensation consultants, accountants and counsel and other persons to assist or render advice and other services, all at the expense of the Company.

The Plan Administrator has the power, in its sole discretion, to approve and interpret the Plan and to adopt rules and procedures it deems appropriate for the administration and implementation of the Plan. The Plan Administrator’s determinations and interpretations shall be conclusive and binding on all individuals.

The Plan Administrator may delegate its day-to-day administrative responsibilities to Company employees.

The Company shall indemnify and hold harmless each of the members of the Board, the Compensation Committee and any employee to whom any of the duties of the Board or the Compensation Committee may be delegated, from and against any and all claims, losses, costs, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by such member or such employee.  This indemnification shall be in addition to, and not in limitation of, any other indemnification available to any such member or employee.

13.          Amendment, Modification, or Termination of Plan

The Company, through action of the Board, may modify, amend or terminate any and all provisions of the Plan at any time during its existence, and establish rules and procedures for its administration, at its discretion and without notice.

Notwithstanding the provision above, the Plan Administrator may amend and modify the Plan to comply with or conform to local law, regulation or custom.  Such amendments and modifications can have limited application to a specific subsidiary, division or jurisdiction, and need not apply to all Eligible Executives.  Each such amendment or modification will be made in writing and attached to this Plan.

The Board may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to the Compensation Committee or another committee appointed by the Board and consisting of members of the Board, and if such delegation to the Compensation Committee or other committee is made, all references to the Board in the Plan shall mean and relate to the Compensation Committee or such other committee, as the case may be.

14.          Severability

If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity of such provision shall not affect the remaining provisions of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision were not part of the Plan.

15.          No Waiver

Failure of the Company to enforce at any time any provision of this Plan shall in no way be construed to be a waiver of such provision or any other provision of the Plan.

16.          Governing Law

The Plan and all LIP Awards hereunder will be governed by the laws of The Commonwealth of Massachusetts.  In applying the laws of The Commonwealth of Massachusetts, its rules on choice of law will be disregarded.

17.          All Provisions

This official Plan document represents the exclusive and complete statement of the terms of the Plan, and supersedes any and all prior or contemporaneous understandings, representations, documents and communications between the Company and any Eligible Executive, whether oral or written, relating to its subject matters.  In the event of any conflict between the provisions of this official Plan document, as amended from time to time, and any other document or presentation describing or otherwise relating to the Plan, this official document shall control.

18.          Adoption

To record the adoption of the Plan, The J. Jill Group, Inc. has caused its duly authorized officer to execute this document on the date indicated herein.

The J. Jill Group, Inc.

By:	/s/ Olga L. Conley

Date:	1/27/06

Appendix A

Title	Performance Incentive Range	Incentive Payment as Percentage of Base Salary

Chief Executive Officer	Threshold Performance	50%
	Target Performance	100%
	Maximum Performance	200%

Executive Vice President	Threshold Performance	40%
	Target Performance	80%
	Maximum Performance	120%

Senior Vice President	Threshold Performance	30%
(Executive Officer)	Target Performance	60%
	Maximum Performance	90%